EXHIBIT 99.1

Monday, July 24, 2006

Media Contact:

Integrated Corporate Relations

John Mills / Anne Rakunas, 310-954-1100

or

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New York: Carolyn Lipkins, 212-679-4750

Company emerges as leading independent home-entertainment distributor to retailers

SANTA MONICA, Calif.—July 24, 2006— Genius Products, Inc. (OTCBB:GNPI) announced that its stockholders voted to approve the transaction with The Weinstein Company LLC (“TWC”) at a Special Meeting of Stockholders held on July 21, 2006 and that the transaction has closed.

Under the terms of the transaction, as outlined in the Master Contribution Agreement signed on December 5, 2005, the operating company, Genius Products, LLC, is 30% owned by Genius and 70% by certain affiliates of TWC. The Board of Directors of Genius Products, Inc. also increased from four to six members with the addition of two TWC executives, Larry Madden, Executive Vice President and CFO of TWC, and Irwin Reiter, Executive Vice President of Accounting and Financial Reporting of TWC.

Genius Products, LLC has the exclusive U.S. home video distribution rights for virtually all TWC’s filmed entertainment and direct-to-video product, and also operates the ongoing Genius Products, Inc. business, which includes the marketing, sales and distribution for major branded entertainment, such as ESPN, NBC News, Sundance Home Entertainment, Asia Extreme, AMC, Dragon Dynasty and IFC, among others.

“We are delighted to be significant owners of the most exciting home entertainment company in the industry,” said Bob and Harvey Weinstein. “Genius Products is a world-class organization and we are eager to work with management to continue to drive shareholder value.”

“Over the last year, we have successfully transformed our company into a leading independent player in the home entertainment business,” said Stephen K. Bannon, Chairman of Genius Products, Inc. “With the closing of The Weinstein Company transaction and the exclusive ESPN distribution agreement, our track record of attracting premium content providers is clearly established, and we are confident Genius’ growth will continue for many years to come.”

“The approval of this transaction is an important milestone for Genius, as it significantly advances our strategic priority of delivering high-quality, creative content to our retail customers,” added Trevor Drinkwater, Genius CEO. “We welcome the addition of The Weinstein Company spirit of innovation and creativity and we’re confident this transaction will enhance and expand our business and build shareholder value.”

About Genius Products, Inc.

Genius Products, Inc. (OTCBB:GNPI) is a leading independent home-entertainment distribution company that produces, licenses, and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Asia Extreme™, Baby Genius®, Dragon Dynasty™, ESPN®, IFC®, NBC News®, Sundance Channel Home Entertainment®, Wellspring™ and The Weinstein Company®.

About The Weinstein Company.

The Weinstein Company was created by Bob and Harvey Weinstein, the brothers who founded Miramax Films Corp. in 1979. TWC is a multi-media company that officially launched on October 1, 2005. Dimension Films, the genre label that was founded in 1993 by Bob Weinstein, is also included under TWC banner. The Weinsteins are actively working on the production, development, acquisition and distribution of projects for TWC and Dimension.

Safe Harbor Statement

Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may affect Genius Products’ business, forecasts, projections and prospects, and cause actual results to differ materially from those in these forward-looking statements. These forward-looking statements include, but are not limited to: statements relating to the future business and financial performance of Genius Products, LLC; future popularity of films and other entertainment content produced by The Weinstein Company; statements regarding shareholder value and future growth arising from the transaction with The Weinstein Company; statements regarding Genius Products’ ability to compete with other distributors of video content; and statements regarding other strategic distribution relationships of Genius Products. Actual results could vary for many reasons, including but not limited to: the quality and financial performance of The Weinstein Company’s theatrical releases; Genius Products’ ability to perform its obligations under its agreements with The Weinstein Company; the effect of changing audience demands and technological change; and the availability of alternative forms of entertainment. Other such risks and uncertainties include Genius Products’ ability to grow its business, to obtain additional licenses and to meet anticipated release schedules, as well as other matters described in Genius Products’ filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.